UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Servotronics, INC.
(Name of Registrant as Specified in Its Charter)

STAR EQUITY FUND, LP

STAR EQUITY FUND GP, LLC

STAR VALUE, LLC

STAR EQUITY HOLDINGS, INC.

STAR INVESTMENT MANAGEMENT, LLC

JEFFREY E. EBERWEIN

HANNAH M. BIBLE

BASHARA (BO) BOYD

RICHARD K. COLEMAN, JR.

JOHN W. GILDEA

DANIEL M. KOCH

LOUIS A. PARKS

ROBERT G. PEARSE

G. MARK POMEROY

BRANDON G. STRANZL

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Star Equity Fund, LP, a Delaware limited partnership (“Star Equity Fund”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation.

On April 8, 2022, Star Equity Fund issued the following press release:

Star Equity Fund Urges Servotronics to Schedule 2022 Annual Meeting

Believes Shareholders Deserve an Opportunity to Decide on Board Composition As Soon As Possible

Responds to Misleading Earnings Release and the Company’s Refusal to Engage

Old Greenwich, CT – April 8, 2022 – Star Equity Fund, LP (“Star Equity Fund” or “we”), a shareholder of Servotronics, Inc. (NYSE American: SVT) (“Servotronics” or “the Company”), seeks to unlock shareholder value and improve corporate governance at its portfolio companies. To that end, on March 2, 2022, Star Equity Fund announced its nomination of a diverse, highly qualified slate of director candidates for election at Servotronics to act in the best interests of all shareholders who have long suffered value destruction during the tenure of the Company’s incumbent board of directors.

Servotronics recently issued its fourth quarter and full year 2021 earnings release in which it touted record operating cash flow and year-end cash, lower operating costs, and net income growth.

The earnings release included statements that, in our view, are highly misleading.

Specifically, the Company claimed:

-	“Reduced total operating costs and expenses in 2021,” however, SG&A for the full year 2021 of $9.4 million was the highest in the Company’s history in absolute terms and also the highest in its history as a percentage of revenue at 23.2%.
-	“Record operating cash flow and year-end cash” as well as “net income growth,” but each of these metrics was principally driven by the receipt of $9.6 million of government funds via PPP loans and employee retention credits.

In reality, the Company’s core business struggled in 2021.

-	The Company’s ATG division full year 2021 revenue declined 35% versus 2019 (its pre-COVID level) while the division’s fourth quarter 2021 revenue declined 44% versus the fourth quarter of 2019.
-	The Company’s CPG division, as consistent with prior years, incurred operating losses in each quarter of 2021. The Company has not provided any guidance or a plan on how this division will improve.

The Company also noted in its earnings release that it is conducting a search for new independent directors. We see no reason to trust the incumbent board to name truly independent new directors to the board. They have lost that trust due to their terrible record of enabling former CEO Kenneth Trbovich, who has been sued for various counts of sexual harassment, infliction of emotional distress, breach of fiduciary duties, fraud, and corporate waste.

We want Servotronics to thrive.

Our mission is to liberate the Company’s clients, employees, and shareholders from the malfeasance of the Trbovich family and its enablers, namely the incumbent board members. To that end, we urge Servotronics to hold its 2022 Annual Meeting as soon as possible to let the shareholders, not the incumbent board, decide who represents them. Last year’s annual meeting was held on May 14, 2021, and the Company should schedule the 2022 Annual Meeting on a similar timeframe.

We have attempted to engage with the Company privately and constructively on reaching a negotiated resolution to the election contest in the best interest of shareholders, including by making a settlement proposal enabling an orderly transition in the composition of the board. We regret to report, however, that the Company has declined to respond to that offer or make any counter-proposals, instead informing us that the Company is in the process of selecting new directors on its own. As a result, the incumbent board is leaving us with no alternative but to proceed with our election contest, which we are fully prepared to do for the benefit of all shareholders.

About Star Equity Fund, LP

Star Equity Fund, LP is an investment fund managed by Star Equity Holdings, Inc. Star Equity Fund seeks to unlock shareholder value and improve corporate governance at its portfolio companies.

About Star Equity Holdings, Inc.

Star Equity Holdings, Inc. is a diversified holding company with three divisions: Healthcare, Construction, and Investments.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Star Equity Fund, LP (“Star Equity Fund”), together with the other participants named herein (collectively, “Star Equity”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation (the “Company”).

STAR EQUITY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Star Equity Fund, Star Equity Fund GP, LLC (“Star Equity Fund GP”), Star Value, LLC (“Star Value”), Star Equity Holdings, Inc. (“Star Equity Holdings”), Star Investment Management, LLC (“Star Investment Management”), Jeffrey E. Eberwein, Hannah M. Bible, BaShara (Bo) Boyd, Richard K. Coleman, Jr., John W. Gildea, Daniel M. Koch, Louis A. Parks, Robert G. Pearse, G. Mark Pomeroy and Brandon G. Stranzl.

As of the date hereof, Star Equity Fund beneficially owns directly 44,688 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Star Equity Fund GP, as the general partner of Star Equity Fund, may be deemed to beneficially own the 44,688 shares of Common Stock owned directly by Star Equity Fund. Star Value, as the sole member of Star Equity Fund GP, may be deemed to beneficially own the 44,688 shares of Common Stock owned directly by Star Equity Fund. Star Equity Holdings, as the parent company of Star Equity Fund, may be deemed to beneficially own the 44,688 shares of Common Stock owned directly by Star Equity Fund. Star Investment Management, as the investment manager of Star Equity Fund, may be deemed to beneficially own the 44,688 shares of Common Stock owned directly by Star Equity Fund. Mr. Eberwein, as the Portfolio Manager of Star Equity Fund, may be deemed to beneficially own the 44,688 shares of Common Stock owned directly by Star Equity Fund. As of the date hereof, none of Mses. Bible or Boyd or Messrs. Coleman, Gildea, Koch, Parks, Pearse, Pomeroy, or Stranzl beneficially owns any Common Stock.

For more information contact:
Star Equity Fund, LP	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Portfolio Manager	Senior Vice President
203-489-9501	212-836-9611
jeff.eberwein@starequity.com	lcati@equityny.com